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CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 14, 2001 relating to the financial statements of Chicago Pizza & Brewery, Inc., which appears in Chicago Pizza & Brewery's Annual Report on Form 10-K for the year ended December 31, 2000.

PricewaterhouseCoopers LLP

Los Angeles, California
July 3, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS